Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 3, 2015, relating to the carve-out financial statements of ALF-X System (a carve-out of SOFAR S.p.A.) appearing in the Current Report on Form 8-K/A filed by TransEnterix, Inc. on December 4, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO S.p.A.

Milano, Italy

February 11, 2016